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                                                                   EXHIBIT 2.8c


Microfilm Number                  Filed with the Department of State on
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                                          Secretary of the Commonwealth


                 ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1926 (Rev 90)


    In compliance with the requirements of 15 Pa.C.S. Section 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1.  The name of the corporation surviving the merger is:

    AMC Philadelphia, Inc.

2. The surviving corporation is a qualified foreign business corporation incorporated under the laws of Delaware and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

    (a) 1635 Market St., Philadelphia, PA  19103, Philadelphia County

    (b) c/o C T Corporation System

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

    c/o C T Corporation Systems, 1635 Market St., Philadelphia, PA 19103, Philadelphia County

4. The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

    Budco Theatres, Inc.     Adopted by action of the board of directors of the
                             corporation pursuant to 15 Pa.C.S. Section
                             1924(b)(2).

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6.  The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.

7. The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

    IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this 31st day of March, 1997.

                                             AMC PHILADELPHIA, INC.



                                             BY: /s/  Peter C. Brown

                                             TITLE: Executive Vice President


                                             BUDCO THEATRES, INC.


                                             BY: /s/ Peter C. Brown

                                             TITLE: Executive Vice President